Exhibit 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”), effective as of June 15, 2017, amends certain provisions of that certain Amended and Restated Employment Agreement (the “Agreement”), dated as of July 1, 2014, between ScanSource, Inc., a South Carolina corporation (the “Company”), and Gerald Lyons (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

STATEMENT OF PURPOSE:

WHEREAS, the Company and the Executive (collectively, the “Parties”) are parties to the Agreement and desire to amend the Agreement pursuant to Section 13(g) thereof in accordance with the terms set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual commitments below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Employment Period. Section 2(a) (“Employment Period”) of the Agreement is hereby amended by deleting the existing language in Section 2(a) and inserting the following in lieu thereof, so that Section 2(a) hereby reads as follows:

“Unless earlier terminated in accordance with Section 5, the Agreement shall be for a term (the “Employment Period”), beginning on the Effective Date and ending on June 30, 2017, the “Employment Period End Date.” Provided, however, that, (i) effective as of June 15, 2017, the “Employment Period End Date” shall automatically be extended until June 30, 2018, and references in the Agreement to the “Employment Period” and/or the “Employment Period End Date” shall refer to the term of the Agreement as extended herein; and, further, (ii) if a Change in Control, as defined in Exhibit C hereto, occurs during the Employment Period, the ending date of the Employment Period will be extended so that it expires on the later of the Employment Period End Date or the first anniversary of the date on which the Change in Control initially occurred.”

2. Clarification of Effect of Amendment to Section 2(a). The Parties hereto expressly agree and acknowledge that the extension of the term pursuant to the amendment to Section 2(a) of the Agreement as described in Section 1 herein does not constitute “Good Reason” as defined in Section 5(c) in the Agreement and, further, that such amendment does not entitle the Executive to, and the Executive agrees to voluntarily waive any right to, the payment of benefits under Section 6(a) and/or Section 2(b) of the Agreement solely as a result of the amendment to Section 2(a) of the Agreement to extend the term as described in Section 1 herein.

3. Amendment to Section 11. Section 11 (“Restrictions on Conduct of Executive”) is hereby amended by adding new Section 11(g) (“Protected Rights”) to Section 11:

“(g) Protected Rights. Notwithstanding the foregoing provisions of Section 11, (i) nothing in this Agreement or other agreement prohibits the Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by Government Agencies, including providing documents or other information, (ii) the Executive does not need the prior authorization of the Company to take any action described in (i), and the Executive is not required to notify the Company that he has taken any action described in (i); and (iii) the Agreement does not limit the Executive’s right to receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. Further, notwithstanding the foregoing, the Executive will not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation or law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.”

4. Miscellaneous. Other than as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page To Follow]

[Signature Page to Amendment to Lyons Employment Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Amended and Restated Employment Agreement effective as of the date and year first above written.

EXECUTIVE	SCANSOURCE, INC.

/s/ Gerald Lyons	/s/ Michael L. Baur
Gerald Lyons	Michael L. Baur
Chief Executive Officer

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